UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2011

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 29, 2011, Orbitz Worldwide, LLC, a subsidiary of Orbitz Worldwide, Inc. (the "Company"), entered into an Amendment (the “Amendment”) to its February 1, 2011 agreement with Travelport, LP ("Travelport") concerning the absence of ticketing authority on American Airlines, Inc. (the "AA Ticketing Authority Agreement"). The Amendment extends the increased segment incentives payable by Travelport to the Company until the earliest of August 31, 2011, the reinstatement of ticketing authority by American Airlines, Inc. ("AA") for the Company's Orbitz.com website, the consummation of a direct connect relationship with AA, or the determination by the Company's Audit Committee of the Board of Directors that the Company is engaged in a discussion with AA that is reasonably likely to result in a direct connect relationship between the Company and AA. All other terms of the AA Ticketing Authority Agreement remain unchanged.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

Dated:	April 4, 2011	By:	/s/ James P. Shaughnessy
			Name:	James P. Shaughnessy
			Title:	Senior Vice President, Chief Administrative Officer and General Counsel